UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

Bluesky Systems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52548	20-1699814
(State or other Jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Century Park East, Suite 1500
Los Angeles, California 90067
(Address of principal executive offices)

(310) 277-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

(1)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 21, 2012, Raleigh Waller was appointed Chief Financial Officer of the Company. From December 15 to March 20, 2012, Mr. Waller assisted the Company with payroll and other administrative requirements . Mr. Waller, age 57, is a Certified Public Accountant (inactive) and holds Series 7, 4 and 66 licenses as a Registered Representative. From February 2006 to June 2011, Mr. Waller was a Registered Representative with Mutual Securities, Inc. From February 2011 until December 31, 2011, Mr. Waller also provided advisory and organizational support to Value Health Access, LLC, a healthcare marketing company, and Supera Solutions Corporation, a portable data storage company which is a shareholder of the Company. Mr. Waller’s employment with the Company is for an initial term of six months. He will receive compensation of $10,000 a month with a signing bonus of $30,000 and five-year options to purchase 120,000 shares of the Company’s common stock at $1.25 per share which fully vest in ninety days.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2012	Bluesky Systems Holdings, Inc.

/s/ Dan Kehoe
Dan Kehoe
President